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                                                             EXHIBIT NO. 99.9(f)

                          Massachusetts Investors Trust
                    Massachusetts Investors Growth Stock Fund
                        Massachusetts Total Return Trust
                     Massachusetts Capital Development Fund
                    Massachusetts Financial Development Fund
                        Massachusetts Financial Bond Fund
                       Massachusetts Cash Management Trust
                        MFS Managed Municipal Bond Trust
                    Massachusetts Financial High Income Trust
                         Municipal Working Capital Trust
                   Massachusetts Financial International Trust
                  Massachusetts Financial Emerging Growth Trust
                      Massachusetts Financial Special Fund
                   MFS Managed High Yield Municipal Bond Trust
                   MFS Government Guaranteed Securities Trust
                    MFS Managed Multi-State Tax-Exempt Trust
                            MFS/Sun Life Series Trust
                     MFS Managed California Tax-Exempt Trust
                          Trust for Thrift Institutions
                   MFS Government Securities High Yield Trust

              200 Berkeley Street o Boston o Massachusetts o 02116




                                                                February 1, 1986



State Street Bank and Trust Company
225 Franklin Street
Boston, Massachusetts 02110

                      Dividend Disbursing Agency Agreement

Dear Sirs:

         Each of the above-listed funds (individually, the "Fund") is an open-end registered investment company organized as a Massachusetts business trust. Each Fund separately has selected you to act as its Dividend Disbursing Agent and you hereby agree to act as such Agent and perform the duties and functions thereof in the manner and on the conditions hereinafter set forth. Accordingly, each Fund individually hereby agrees with you as follows:

         1. Services to be Performed. As Dividend Disbursing Agent ("Agent"), you shall be responsible for performing dividend and distribution disbursing agent functions with regard to the Fund's shares of beneficial interest ("Shares"). The details of the operating standards and procedures to be followed by you shall be determined from time to time by agreement between you and the Fund.

         2. Standard of Service. As Agent for the Fund, you agree to provide service equal to at least that provided by you or others furnishing dividend and distribution disbursing services to other open-end investment companies ("Standard") at a fee, as may be agreed to from time to time, comparable to the fee paid you for your services hereunder. The Standard shall include at least the following:

               (a) Prompt processing of all matters requiring action by you;

               (b) Prompt clearance of any daily volume backlog;

               (c) Providing innovative services and technological improvements;

               (d) Meeting the requirements of any governmental authority having jurisdiction over you or the Fund; and

               (e) Prompt reconciliation of all bank accounts under your control belonging to the Fund.

               If the Fund is reasonably of the view that the service provided by you does not meet the Standard, it shall give you written notice specifying the particulars, and you then shall have 120 days in which to restore the service so that it meets the Standard, except that such period shall be 180 days with respect to meeting that portion of the Standard described above in item (c) of this paragraph 2. If at the end of such period the Fund remains reasonably of the view that the service provided by you in the particulars specified, does not meet the Standard, then the Fund may, by appropriate action, elect to terminate this Agreement for cause upon 90 days notice to you. Upon termination hereof, the Fund shall pay you such compensation as may be due to you as of the date of such termination, and shall likewise reimburse you for any costs, expenses, and disbursements reasonably incurred by you to such date in the performance of your duties hereunder.

         3. Rights in Data and Confidentiality. You agree that all records, data, files, input materials, reports, forms and other data received, computed or stored in the performance of this Agreement are the exclusive property of the Fund and that all such records and other data shall be furnished without additional charge, except for actual processing costs, to the Fund in machine readable as well as printed form immediately upon termination of this Agreement or at the Fund's request. You shall safeguard and maintain the confidentiality of the Fund's data and information supplied to you by the Fund and you shall not transfer or disclose the Fund's data to any third party without the Fund's prior written consent unless compelled to do so by order of a court or regulatory authority.

         4. Fees. The fee, based upon check clearance and reconciliation work performed hereunder, shall not be in excess of such amount as shall be agreed in writing between us. Such fee shall be payable in monthly installments. Such fee shall be subject to review at least annually and fixed by the parties in good faith negotiation on the basis of a statement of your expenses, which either you or the Fund may require to be certified by a major accounting firm acceptable to the parties. The party requesting such certification shall bear all expenses thereof. In addition to the foregoing fee, you will be reimbursed by the Fund for out-of-pocket expenses reasonably incurred by you on behalf of the Fund, including but not limited to expenses for stationery, postage, telephone and telegraph line and toll charges and similar items.

         5. Record Keeping. You will maintain records in a form acceptable to the Fund and in compliance with the rules and regulations of the Securities and Exchange Commission, including, but not limited to, records required to be maintained by Section 31(a) of the Investment Company Act of 1940 and the rules thereunder, which at all times will be the property of the Fund and will be available for inspection and use by the Fund or the Fund's transfer agent.

         6. Duty of Care and Indemnification. You will at all times act in good faith in performing your duties hereunder. You will not be liable or responsible for delays or errors by reason of circumstances beyond your control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown beyond your control, flood or catastrophe, acts of God, insurrection, war, riots or failure beyond your control of transportation, communication or power supply. The Fund will indemnify you against and hold you harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from your bad faith or negligence, and arising out of, or in connection with, your duties on behalf of the Fund hereunder. In addition, the Fund will indemnify you against and hold you harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit as a result of your acting in accordance with any instructions reasonably believed by you to have been given executed or orally communicated by any person duly authorized by the Fund or as a result of acting in accordance with written or oral advice reasonable believed by you to have been given by counsel for the Fund, or as a result of acting in accordance with any instrument or share certificate reasonably believed by you to have been genuine and signed, countersigned or executed by any person or persons authorized to sign, countersign or execute the same (unless contributed to by your gross negligence or bad faith). In any case in which the Fund may be asked to indemnify you or hold you harmless, the Fund shall be advised of all pertinent facts concerning the situation in question and you will use reasonable care to identify and notify the Fund promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Fund. The Fund shall have the option to defend you against any claim which may be the subject of this indemnification, and in the event that the Fund so elects such defense shall be conducted by counsel chosen by the Fund and satisfactory to you and it will so notify you, and thereupon the Fund shall take over complete defense of the claim and you shall sustain no further legal or other expenses in such situation for which you seek indemnification under this paragraph, except the expense of any additional counsel retained by you. You will in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify you except with the Fund's prior written consent. The obligations of the parties hereto under this paragraph shall survive the termination of this Agreement.

         7. Insurance. You will notify the Fund should any of your insurance coverage, as set forth on Exhibit A hereto, be changed for any reason, such notification to include the date of change and reason or reasons therefor.

         8. Notices. All notices or other communications hereunder shall be in writing and shall be deemed sufficient if mailed to either party at the addresses set forth in this Agreement, or at such other addresses as the parties hereto may designate by notice to each other.

         9. Further Assurances. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         10. Use of a Sub-Dividend Disbursing Agent. Notwithstanding any other provision of this Agreement, it is expressly understood and agreed that you are authorized in the performance of your duties hereunder to employ one or more Sub-Dividend Disbursing Agents.

         11. Termination. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing, which, except in the case of termination, shall be signed by the party against which enforcement of such change waiver or discharge is sought. Except as otherwise provided in paragraph 2 hereof, this Agreement shall continue indefinitely until terminated by 90 days' written notice given by the Fund to you or by you to the Fund. Upon termination hereof, the Fund shall pay you such compensation as may be due to you as of the date of such termination, and shall likewise reimburse you for any costs, expenses, and disbursements reasonably incurred by you to such date in the performance of your duties hereunder. You agree to cooperate with the Fund and provide all necessary assistance in effectuating an orderly transition upon termination of this Agreement.

         12. Successor. In the event that in connection with termination a successor to any of your duties or responsibilities hereunder is designated by the Fund by written notice to you, you will, promptly upon such termination and at the expense of the Fund, transfer to such successor an historical record of dividends and disbursements and all other relevant books, records, correspondence, and other data established or maintained by you under this Agreement in form reasonably acceptable to the Fund (if such form differs from the form in which you have maintained the same, the Fund shall pay any expenses associated with transferring the same to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from your cognizant personnel in the establishment of books, records and other data by such successor.

         13. Miscellaneous. This Agreement shall be construed and enforced in accordance with and governed by the laws of the Commonwealth of Massachusetts. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement has been executed on behalf of the Fund by the undersigned not individually, but in the capacity indicated, and the obligations of this Agreement are not binding upon any of the Trustees or shareholders of the Fund individually, but bind only the trust estate.

         If you are in agreement with the foregoing, please sign the form of acceptance on this letter and the accompanying counterpart of this letter and return such counterpart to the Fund whereupon this letter shall become a binding contract between the Fund and you, the Fund having already executed this letter and its counterpart.

                                               Very truly yours,


Massachusetts Investors Trust                  By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman


Massachusetts Investors Growth Stock Fund      By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman


Massachusetts Total Return Trust               By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman


Massachusetts Capital Development Fund         By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman


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Massachusetts Financial Development Fund       By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman


Massachusetts Financial Bond Fund              By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman


Massachusetts Cash Management Trust            By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman


MFS Managed Municipal Bond Trust               By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman


Massachusetts Financial High Income Trust      By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Chairman
                                                       Richard B. Bailey


Municipal Working Capital Trust                By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman


Massachusetts Financial International Trust    By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman


Massachusetts Financial Emerging Growth Trust  By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman


Massachusetts Financial Special Fund           By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman


MFS Managed High Yield Municipal Bond Trust    By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman


MFS Government Guaranteed Securities Trust     By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman

MFS Managed Mult-State Tax-Exempt Trust        By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman


MFS/Sun Life Series Trust                      By: /s/ JOHN D. McNEIL
                                                       John D. McNeil
                                                   -----------------------------
                                                       Chairman


MFS Managed California Tax-Exempt Trust        By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman


Trust for Thrift Institutions                  By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman


MFS Government Securities High Yield Trust     By: /s/ RICHARD B. BAILEY
                                                   -----------------------------
                                                       Richard B. Bailey
                                                       Chairman


Attest:  /s/ DANIEL M. JAFFE
         ---------------------------------
             Daniel M. Jaffe


The foregoing is hereby accepted as of the date thereof.


                                               STATE STREET BANK AND
                                                 TRUST COMPANY


                                               By:  /s/ILLEGIBLE
                                                   -----------------------------
                                                       ILLEGIBLE